Exhibit 23.1

Brown, Graham & Company
Professional Corporation
Certified Public Accountants
P. O. Box 872
Georgetown, Texas 78727-0871
(512) 930-4090

CONSENT OF BROWN, GRAHAM AND COMPANY, P.C.

We consent to the use of our report dated June 28, 2001, on the financial statements for eMajix.com, Inc. as of and for the years ended March 31, 2001 and 2000, as included in form 10KSB, incorporated by reference herein in Form S-8, Registration Statement Under the Securities Act of 1933, and the 2001 Stock Option Plan for the above named company.

/s/ Brown, Graham and Company, P.C.

Georgetown, Texas
July 23, 2001